UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2018

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2018, nFüsz, Inc. announced that it had appointed Phillip J. Bond to its Board of Directors. The effective date of Mr. Bond’s appointment is September 10, 2018. He will serve on each of our three Board committees: Audit, Compensation, and Governance and Nominating.

Since leaving government service, Mr. Bond has served as President of Government Relations at Potomac International Partners, Inc., a multidisciplinary consulting firm. From 2001 to 2005, Mr. Bond was Undersecretary of the U.S. Department of Commerce for Technology, and from 2002 to 2003 served concurrently as Chief of Staff to Commerce Secretary Donald Evans. In his dual role, he worked closely with Secretary Evans to increase market access for U.S. goods and services and further advance America’s technological leadership at home and around the world. He oversaw the operations of the National Institute of Standards and Technology (NIST), the Office of Technology Policy, and the National Technical Information Service. During his tenure, the Technology Administration was the pre-eminent portal between the federal government and the U.S. technology industry.

Earlier in his career, Mr. Bond served as Senior Vice President of Government Relations for Monster Worldwide, the world’s largest online career site, and General Manager of Monster Government Solutions. Mr. Bond also served as Director of Federal Public Policy for the Hewlett-Packard Company; Senior Vice President for Government Affairs and Treasurer of the Information Technology Industry Council; as Chief of Staff to the late Congresswoman Jennifer Dunn (R-WA); Principal Deputy Assistant Secretary of Defense for Legislative Affairs; Chief of Staff and Rules Committee Associate for Congressman Bob McEwen (R-OH); and as Special Assistant to the Secretary of Defense for Legislative Affairs.

Mr. Bond is a graduate of Linfield College in Oregon.

There are no family relationships between Mr. Bond and any of our directors or executive officers. He has not engaged in any transaction with us since the beginning of our last fiscal year, the amount of which exceeded $120,000, in which he had or will have a direct or indirect material interest.

A copy of our August 28, 2018, press release announcing Mr. Bond’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release, dated August 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2018	nFüsz, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman and Chief Executive Officer